SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

CHINA VOICE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53366	16-1680725
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

327 Plaza Real, Suite 319, Boca Raton, Florida 33432

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561)394-2482

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

Item 2.01       Completion of Acquisition or Disposition of Assets.

Item 3.02.      Unregistered Sales of Equity Securities

On January 29, 2009, Registrant entered into an Agreement and Plan of Merger (“Merger Agreement”) and a Stock Purchase Agreement with Flint Telecom Group, Inc. (“FLTT”), a U.S. telecommunications technology and services company which is traded on the OTCBB market under the symbol FLTT. Prior to the transaction the Registrant has been a customer of FLTT, generating $3,628 in net purchases in the quarter ended December 31, 2008.

Under the Merger Agreement, Registrant’s six subsidiaries having U.S. business operations will merge into subsidiaries of FLTT. The six subsidiaries, CVC Int’l Inc, Phone House Inc. (CA), Cable and Voice Corporation, StarCom Alliance Inc., Dial Tone Communication Inc., and Phone House Inc. (FL), (“U.S. Subsidiaries”), will become wholly owned subsidiaries of FLTT. The U.S. Subsidiaries accounted for sales of $35,486,367 in the year ended June 30, 2008 and $15,868,367 in the Quarter ended September 30, 2008, representing 97.4% and 99.4%, respectively, of Registrant’s sales. The total assets of the U.S. Subsidiaries as of September 30, 2008 were $8,918,464, or 40.6% of total assets. Registrant will continue with its efforts to develop its business in China as disclosed in the Form 10 registration statement that went effective December 28, 2008.

The Registrant received merger consideration of $500,000 cash and 14,700,000 shares of Restricted Common Stock of FLTT at the January 29, 2009 closing. In addition, the Registrant will receive two payments of $500,000 cash by February 12, 2009 and March 31, 2009 and 6,300,000 shares of Restricted Common Stock of FLTT will be held in Escrow until January 29, 2011. The number of Escrowed shares may be reduced if the U.S. Subsidiaries do not realize sales and gross profits for the six months ended August 31, 2009 equal to 85% of the annualized sales and gross profits realized in the quarter ended September 30, 2008, or if there are material misstatements in the Registrant’s representations. The total merger consideration is $1,500,000 cash and up to 21,000,000 shares of restricted Common Stock of FLTT, representing 23% of the fully diluted shares of FLTT as disclosed by FLTT on its 10-Q for the quarter ended September 30, 2008.

Contemporaneously with the Merger Agreement, pursuant to the Stock Purchase Agreement, the Registrant issued 15,000,000 shares of Registrant’s restricted Common Stock to FLTT on January 29, 2009 at closing. The consideration for the stock consists of two cash payments of $750,000 each on February 27, 2009 and April 30, 2009 and FLTT’s non interest bearing Promissory Note for $7,000,000 payable in three equal installments on December 31, 2009, July 31, 2010, and December 31, 2010, for a total of $8,500,000. The $7,000,000 Note is collateralized by the 15,000,000 shares of the Registrant’s Common Stock.

The FLTT restricted Common shares received by Registrant and the Registrant’s restricted Common Shares issued to FLTT are subject to contractual restrictions on sale which do not lapse until January 29, 2011.

 In addition, Registrant will become an affiliate of FLTT and will have restrictions on its ability to sell FLTT shares under Rule 144 after the two year restriction has lapsed.

Item 5.02.      Departure of Certain Officers

As a result of the Merger Agreement entered into on January 29, 2009, two of Registrant’s Executive Officers whose responsibilities covered U.S. Operations, Jose Ferrer, Chief Operating Officer, and John Iacovelli, Chief Information Officer, will depart from Registrant’s employment to become employees of FLTT. In addition, our CEO Bill Burbank, who has been directing both U.S. and China operations for Registrant, will continue to lead the U.S. operations as President of FLTT. Mr. Burbank will also remain as CEO and President of Registrant, continuing to manage Registrant’s China operations and overall business.

Item 7.01.       Regulation FD Disclosure

On January 29, 2009, Registrant issued a press release announcing the transactions described above. Such press release is contained in Exhibit 99.1 hereto, which is being furnished, and shall not be deemed to be “filed”, with the SEC. Such exhibit shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01.      Financial Exhibits, Pro Forma Financial Information and Exhibits.

Exhibit 2.1 – Agreement and Plan of Merger

Exhibit 2.2 – Stock Purchase Agreement

Exhibit 99.1 – Press Release

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CHINA VOICE HOLDING CORP.

By:	/s/ Bill Burbank
Bill Burbank, CEO

Dated:          February 2, 2009